Exhibit 99.1

Case 17-12082-KJC Doc 564 Filed 03/12/18 Page 1 of 16

**IN THE UNITED STATES BANKRUPTCY COURT**
**FOR THE DISTRICT OF DELAWARE**

| | | |
|---|---|---|
| In re: | : | Chapter 11 |
| APPVION, INC., *et al.*,[1] | : | Case No. 17-12082 (KJC) |
| Debtors. | : | Jointly Administered |
| | : | **Related Docket Nos. 17, 66, 75, 234, 411, and 461**, 520 |

**INTERIM ORDER (I) AUTHORIZING DEBTORS TO (A) OBTAIN POST-PETITION FINANCING PURSUANT TO 11 U.S.C. §§ 105, 361, 362, 363 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) AND 364(e), (B) GRANT SENIOR LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS; (II) AUTHORIZING ENTRY INTO FOURTH AMENDMENT TO EXISTING DIP CREDIT AGREEMENT; (III) MODIFYING FINAL EXISTING DIP FINANCING ORDER; (IV) SCHEDULING A FINAL HEARING; AND (V) GRANTING RELATED RELIEF**

Upon the motion (the "**Motion**") of Appvion, Inc., as borrower (the "**Borrower**"),[2] and its affiliated debtors and debtors-in-possession in the above-captioned chapter 11 cases (the "**Cases**"), as guarantors (each, a "**Domestic Guarantor**" and together, the "**Domestic Guarantors**", and, collectively with the Borrower, the "**Debtors**") pursuant to Bankruptcy Code sections 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), and 364(e), Bankruptcy Rules 2002, 4001, 6004 and 9014, and Rule 2002-1, and 4001-2 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Appvion, Inc. (6469), Paperweight Development Corp. (4992), PDC Capital Corporation (1197), Appvion Receivables Funding I LLC (9218), and APVN Holdings LLC (8543). The corporate headquarters and the mailing address for the Debtors listed above is 825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin.

[2] Capitalized terms used in this Final Order but not defined herein shall have the meanings ascribed to such terms in the Senior DIP Term Sheet.

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2 Delaware (the “Local Rules”), seeking entry of an interim order “Interim Order”) and final order (“Final Order”) inter alia: (i) authorizing the Borrower to enter into a new credit agreement (as amended, supplemented or otherwise modified from time to time, the “Senior DIP Facility Agreement”) reflecting the terms contained in the term sheet annexed hereto as Exhibit A (the “Senior DIP Facility Term Sheet”), among the Borrower, Paperweight Development Corp. (“Holdings”), Wilmington Trust, National Association, as administrative agent (in such capacity, the “Senior DIP Agent”), PJT Partners LP as sole lead arranger (the “Senior DIP Arranger”), and the Lenders (as defined in the Senior DIP Facility Term Sheet) from time to time parties to the Senior DIP Facility Agreement (the “Senior DIP Lenders”, together with the Senior DIP Agent, the Senior DIP Arranger, and all other Secured Parties (as defined in the Senior DIP Facility Agreement) the “Senior DIP Secured Parties”), and authorizing the Borrower and the Domestic Guarantors2 to enter into all related documents, orders and agreements (together with the DIP Facility Agreement and the Senior DIP Facility Term Sheet, the “Senior DIP Facility Documents”); (ii) authorizing the Borrower to obtain a senior secured super priority multiple draw term loan facility (as described herein, the “Senior DIP Facility”), and the Domestic Guarantors to guaranty the obligations of the Borrower in connection with the Senior DIP Facility, which shall consist of a superpriority term loan facility with an aggregate principal amount of up to $100,000,000 plus PIK Interest, as well as other financial accommodations; (iii) authorizing and directing the Debtors to use the proceeds of the Senior DIP Facility as expressly provided in the Senior DIP Facility Documents, and solely in accordance with the Approved Budget, including to refinance and pay in full the outstanding NM Term Loan Obligations (as defined in the Existing DIP Credit Agreement, defined below) under the Existing DIP Credit Agreement; (iv) authorizing the Debtors to execute and deliver the Senior DIP Facility Agreement and the other Senior DIP Facility Documents and to perform such other acts as may be necessary or desirable in connection with the Senior DIP Facility Documents; 2 The direct and indirect foreign subsidiaries of the Borrower and the Domestic Guarantors that are also guarantors under the Senior DIP Facility Documents are referred to herein as the “Foreign Guarantors” and each, a “Foreign Guarantor,” and, collectively with the Domestic Guarantors, Holdings, and any Special Purpose Receivables Subsidiary (as defined in the Prepetition First Lien Credit Agreement), the “Guarantors.” The Company and the Guarantors are referred to herein as the “Loan Parties.”

(i) in accordance with the relative priorities as set forth more fully below, the following: ‘ (a) pursuant to section 364(c)(1) of the Bankruptcy Code, authorizing the Debtors to grant the Senior DIP Secured Parties superpriority allowed administrative expense claim status in the Cases and any Successor Case (as defined herein) in respect of all obligations, joint and several, owing under the Senior DIP Facility Documents to the Senior DIP Secured Parties (including without limitation all Obligations,” as defined in the Senior DIP Facility Documents, the “Senior DIP Obligations”); (b) pursuant to section 364(c)(2) of the Bankruptcy Code, authorizing the Debtors to grant to the Senior DIP Secured Parties automatically perfected senior security interests in and liens on all of the DIP Collateral (as defined in the Final Existing DIP Order), in each case subject to the priorities set forth herein; (c) pursuant to section 364(d) of the Bankruptcy Code, authorizing the Debtors to grant a senior first-priority priming lien on and security interest in all of the DIP Collateral, in each case subject to the priorities set forth herein; (ii) modifying that certain Final Order (I) Authorizing Debtors To (A) Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e), (B) Grant Senior Liens And Superpriority Administrative Expense Status, And (C) Utilize Cash Collateral Pursuant to 11 U.S.C. § 363; (II) Granting Adequate Protection To Postpetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364; And (III) Granting Related Relief [D.I. 234] (as amended, modified, and/or supplemented, the “Final Existing DIP Order”) solely as set forth herein, and making such Final Existing DIP Order applicable to the Senior DIP Facility Agreement and Senior DIP Facility as set forth herein; (iii) authorizing on a final basis the Debtors to enter into the Fourth Amendment to the Existing DIP Credit Agreement; (iv) the waiver of any applicable stay (including under Rule 6004 of the Bankruptcy Rules) and the provision of immediate effectiveness of this Interim Order, and later as applicable, the Final Order; (v) pursuant to Bankruptcy Rule 4001, that an interim hearing (the “Interim Hearing”) on the Motion be held before this Court to consider entry of the Interim Order to (a) authorize the Borrower to borrow under the Senior DIP Facility Documents, on an interim basis, an amount not to exceed $90,000,000, and use the proceeds of such borrowing in accordance with the Senior DIP Facility Documents and the Approved Budget, including to refinance and pay in full the outstanding NM Term Loan Obligations under the Existing DIP Credit Agreement, and (b) grant the liens and priority claims described herein; (vi) scheduling a final hearing (the “Final Hearing”) to consider entry of the Final Order, and in connection therewith, giving and prescribing the manner of notice of the Final Hearing on this Motion; and (vii) granting the Debtors such other and further relief as is just and proper; and the Court having considered the Motion, the exhibits attached thereto, the Senior DIP Facility Term Sheet, and the evidence submitted or adduced and the arguments of counsel made at the interim hearing having been held by this Court on March , 2018 (the “Interim Hearing”); and the Declaration of Alan Holtz, CRO in support of the Motion [D.I. 529|; and all objections, if any, to the relief requested in the Motion having been withdrawn, resolved or overruled by the Court; and it appearing to the Court that granting the relief requested is necessary to avoid immediate and irreparable harm to the Debtors and their estates, and otherwise is fair and reasonable and in the best interests of the Debtors, their estates, and their creditors and equity holders, and is essential for the continued operation of the Debtors’ business; and the Debtors having provided notice of the Motion and Interim Hearing as set forth in the Motion, and no other or further notice being necessary under the circumstances; and after due deliberation and consideration, and good and sufficient cause appearing therefor; NOW, THEREFORE, IT IS HEREBY FOUND AND CONCLUDED THAT: A. The Debtors are parties to that certain Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017 (as amended, modified and/or supplemented, the “Existing DIP Credit Agreement”, and the financing provided under the Existing DIP Credit Agreement, the “Existing DIP Facility,” and the administrative agent for the Existing DIP Facility, the “Existing DIP Agent,” and the arranger for the Existing DIP Facility, the “Existing

DIP Arranger”, and the Lenders (as defined in the Existing DIP Credit Agreement) under the Existing DIP Credit Agreement, the “Existing DIP Lenders”), and the Existing DIP Lenders and the other Secured Parties (as defined in the Existing DIP Credit Agreement), the “Existing DIP Secured Parties”, and all documents, orders and agreements relating to the Existing DIP Credit Agreement, together with the DIP Credit Agreement, the “Existing DIP Facility Documents”). The Debtors’ Obligations (as defined in the Existing DIP Credit Agreement) under the Existing DIP Credit Agreement include, without limitation, NM Term Loan Obligations and Roll-Up Loan Obligations. B. On October 5, 2017, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an Order authorizing and approving on an interim basis, inter alia, the Debtors’ entry into and performance under the Existing DIP Credit Agreement and the granting of certain liens and adequate protection in connection therewith, all as more fully set forth in such Order [D.I. 75], C. On October 31, 2017, the Court entered the Final Existing DIP Order, authoring and approving on a final basis, inter alia, the Debtors’ entry into and performance under the Existing DIP Credit Agreement and the granting of certain liens and adequate protection in connection therewith, all as more fully set forth in such Final Existing DIP Order. D. On February 16, 2018, the Court entered an Order [D.I. 461] (the “L/C Facility Order”) authorizing, inter alia, the Debtors to enter that certain Letter of Credit Agreement (as defined in the L/C Facility Order) and a corresponding amendment to the Existing DIP Credit Agreement in connection with entry into the Letter of Credit Agreement. E. The Court’s findings of fact set forth in paragraph F of the Final Existing DIP Order (as modified hereby) are incorporated herein by reference as though set forth in their entirety herein, and constitute the Court’s findings of fact with respect to the Senior DIP Facility, the Senior DIP Secured Parties, and the relief sought by the Motion; provided, that, notwithstanding anything to the contrary herein or in the Final Existing DIP Order, paragraph F.(v)(c) of the Final DIP Order shall not apply to the Senior DIP Facility. The Court hereby makes the following additional findings with respect to the Senior DIP Facility: (i) The proceeds of the Senior DIP Facility shall be used solely as provided in the Senior DIP Facility Documents, including, to the extent provided therein, (i) to refinance in full the NM Term Loan Obligations outstanding under the Existing DIP Facility; (ii) to provide working capital and letters of credit (or cash collateralize Letters of Credit issued under the Letter of Credit Agreement and L/C Facility Order) from time to time to the extent set forth in the Approved Budget; (iii) for other general corporate purposes of the Debtors to the extent set forth in the Approved Budget; (iv) to pay fees, costs and expenses incurred in connection with the transactions contemplated by the Senior DIP Facility Documents and other administration costs incurred in connection with the Cases, in each case in a manner consistent with the Approved Budget (with respect to clauses (ii) through (iv) above), the Senior DIP Facility Agreement, and the terms and conditions contained herein. (ii) The priming of the DIP Liens (as defined in the Existing Final DIP Order, without giving effect to the amendments to the Existing Final DIP Order contained in this Order) (the “Existing DIP Liens”) on the DIP Collateral by the Senior DIP Liens (as defined below) will enable the Debtors to obtain the incremental financing under the Senior DIP Facility that they require to continue to operate their businesses for the benefit of their estates and creditors. The DIP Collateral under the Existing DIP Facility and the Senior DIP Facility includes those assets defined as “Unencumbered Assets” by the Committee in its Standing Motion.

(iii) The Existing DIP Secured Parties, by direction of the Required Lenders under the Existing DIP Facility, consent to such priming liens. The Existing DIP Secured Parties have acted in good faith in consenting to the priming of the Existing DIP Liens by the Senior DIP Liens on all DIP Collateral, and entry of this Interim Order and the granting of the relief set forth herein, and their reliance on the assurances referred to herein is in good faith. Based upon the foregoing findings and conclusions, the Motion and the record before the Court with respect to the Motion, and good and sufficient cause appearing therefor, IT IS HEREBY ORDERED that: 1. Motion Approved. The Motion is granted on an interim basis in accordance with the terms of this Interim Order. 2. Objections Overruled. All objections to and reservations of rights with respect to the Motion and to the entry of this Interim Order to the extent not withdrawn or resolved are hereby overruled on the merits in their entirety/ 3. Authorization of the Senior DIP Facility Documents and Fourth Amendment. The Debtors are hereby authorized to execute, issue, deliver, enter into, perform under, and adopt, as the case may be, the Senior DIP Facility Term Sheet, Senior DIP Facility Agreement and the other Senior DIP Facility Documents, and the Fourth Amendment, to be delivered pursuant hereto or thereto or in connection herewith or therewith. The Borrower is hereby authorized to borrow money under the Senior DIP Facility Documents (including the Senior DIP Facility Term Sheet) and otherwise incur Senior DIP Obligations thereunder, on an interim basis, and request extensions of credit under the Senior DIP Facility in accordance with the terms of this Interim Order and the Senior DIP Facility Documents; provided that until entry of the Final Order, the maximum principal amount the Borrower may borrow under the Senior DIP Facility is $90,000,000, which amount, for the avoidance of doubt, may increase upon the capitalization of PIK Interest.

4. Refinancing of NM Term Loan Obligations. The Debtors are hereby authorized and directed to use the proceeds of the Senior DIP Facility to, at the initial closing of the Senior DIP Facility, pay in cash in full the NM Term Loan Obligations. 5. Senior DIP Superprioritv Claim. Notwithstanding anything in the Final Existing DIP Order to the contrary, pursuant to section 364(c)(1) of the Bankruptcy Code, all of the Senior DIP Obligations shall constitute allowed claims against the Debtors, jointly and severally, with priority over any and all administrative expenses, including, without limitation, the DIP Superpriority Claim (as defined in the Final Existing DIP Order, without giving effect to the modifications to the Final Existing DIP Order set forth in paragraph 8 below) (the “Existing DIP Superpriority Claim”), any administrative expense claims on account of any postpetition Intercompany Transactions (as defined in the Existing Final DIP Order), diminution claims (including all Adequate Protection Superpriority Claims (as defined in the Existing Final DIP Order) and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 552(b), 726, 1113, or 1114 of the Bankruptcy Code (the “Senior DIP Superpriority Claims”), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy, or attachment, which Senior DIP Superpriority Claims shall be payable from and have recourse to all prepetition and post-petition property of the Debtors and their estates and all proceeds thereof (but excluding any Avoidance Actions (as defined in the Final Existing DIP Order)), subject only to liens secured thereby and the Carve-Out.

6. Senior DIP Liens. Effective immediately upon entry of this Interim Order, pursuant to sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and without the necessity of the execution by the Debtors (or recordation or other filing or notice) of security agreements, control agreements, pledge agreements, financing statements, mortgages, schedules or other similar documents, or the possession or control by the Senior DIP Agent or any other Senior DIP Secured Party of any DIP Collateral, the Senior DIP Agent is hereby granted on an interim basis, as collateral agent for the Senior DIP Secured Parties, continuing valid, binding, enforceable, non-avoidable, priming and automatically and properly perfected post-petition security interests in and liens (collectively, the “Senior DIP Liens”) on all DIP Collateral. The Debtors shall also, consistent with the Senior DIP Facility Documents, cause the Foreign Guarantors to grant similar security interests in and liens on the DIP Collateral owned by such Foreign Guarantors, but only to the extent the liens in such Foreign Guarantors’ assets were properly perfected pursuant to the Prepetition First Lien Credit Agreement. 7. Continued Effectiveness of Final Existing DIP Order and L/C Facility Order. Except as otherwise expressly provided herein, and subject to the modifications to the Final Existing DIP Order set forth in paragraph 8 below, all provisions of the Final Existing DIP Order remain in full force and effect. In addition, all provisions of the L/C Facility Order remain in full force and effect, and consistent with the Letter of Credit Agreement and L/C Facility Order, the DIP Collateral securing the Senior DIP Facility that consists of proceeds of the cash collateral under the Letter of Credit Agreement and L/C Facility Order shall also be limited to springing lien rights in such proceeds under the Letter of Credit Agreement and L/C Facility Order.

Immediately upon the release of any cash collateral by Citizen (as defined in the L/C Facility Order), such cash and any deposit account in which such cash is deposited shall automatically be subject to the perfected first priority security interest and lien in favor of the Senior DIP Agent and shall constitute DIP Collateral for all purposes under the Senior DIP Facility Documents and this Interim Order. In the event of any conflict between the terms of the Existing DIP Order or L/C Facility Order on the one hand and this Interim Order on the other hand, the terms of this Interim Order shall control. 8. Modifications to Final Existing DIP Order. Immediately upon entry hereof, the Final Existing DIP Order shall be deemed modified as follows: (a) Defined Terms. As used in the Final Existing DIP Order: (i) the defined term “Arranger” shall be deemed to include both the Existing DIP Arranger and the Senior DIP Arranger, or either of them, as the context requires; (ii) the defined term “DIP Agent” shall be deemed to include both the Existing DIP Agent and the Senior DIP Agent, or either of them, as the context requires; (iii) the defined term “DIP Facility” shall be deemed to include both the Existing DIP Facility and the Senior DIP Facility, or either of them, as the context requires; (iv) the defined term “DIP Facility Agreement” shall be deemed to include both the Existing DIP Facility Agreement and the Senior DIP Facility Agreement, or either of them, as the context requires; (v) the defined term “DIP Facility Documents” shall be deemed to include both the Existing DIP Facility Documents and the Senior DIP Facility Documents, or either of them, as the context requires; provided, that, for the avoidance of doubt, the reference to “DIP Facility Documents” in paragraph 5(a) shall be deemed to refer only to the Existing DIP Facility Documents. (vi) the defined term “DIP Lenders” shall be deemed to include both the Existing DIP Lenders and the Senior DIP Lenders, or either of them, as the context requires;

(vii) the defined term “DIP Liens” shall include the DIP Liens (as defined in the Final Existing DIP Order, without giving effect to the modifications to the Final Existing DIP Order set forth in this paragraph [8]) (the “Existing DIP Liens”) and the Senior DIP Liens, or either of them, as the context requires (and for the avoidance of doubt, the Senior DIP Liens shall be senior to and separate from Existing DIP Liens in accordance with paragraph 7(c) below); (viii) the defined term “DIP Obligations” shall be deemed to include both the Existing DIP Obligations and the Senior DIP Obligations, or either of them, as the context requires (and for the avoidance of doubt, the Senior DIP Obligations shall be senior to and separate from the Existing DIP Obligations, the NM Term Loan Obligations and the Rollup Obligations); (ix) the defined term “DIP Secured Parties” shall be deemed to include both the Existing DIP Secured Parties and the Senior DIP Secured Parties, or either of them, as the context requires; (x) the defined term “DIP Superpriority Claim” shall be deemed to include both the Existing DIP Superpriority Claim and the Senior DIP Superpriority Claim, or either of them, as the context requires (and for the avoidance of doubt, the Senior DIP Superpriority Claims shall be senior to and separate from Existing DIP Superpriority Claims in accordance with paragraph 7(b) below); and (xi) the defined terms “Borrower,” “Domestic Guarantor,” “Foreign Guarantor,” “Guarantor” and “Loan Parties” shall be deemed to include the Borrower, Domestic Guarantors, Foreign Guarantors, Guarantors and Loan Parties, respectively; (xii) any defined terms that are assigned the meanings set forth in the Existing DIP Facility Documents that are also defined terms in the Senior DIP Facility Documents shall be deemed to include the terms as defined in both documents, or either of them, as the context requires. (xiii) The direct and indirect foreign subsidiaries of the Borrower and the Domestic Guarantors that are also guarantors under the Senior DIP Facility Documents are referred to herein as the “Foreign Guarantors” and each, a “Foreign Guarantor,” and, collectively with the Domestic Guarantors, Holdings, and any Special Purpose Receivables Subsidiary (as defined in the Prepetition First Lien Credit Agreement), the “Guarantors.” The Company and the Guarantors are referred to herein as the “Loan Parties.”

(b) Priority of Senior DIP Superpriority Claims. Notwithstanding anything to the contrary herein or in the Final Existing DIP Order (including, without limitation, paragraph 10 thereof), the Senior DIP Superpriority Claims shall be immediately senior in priority to the Existing DIP Superpriority Claims, and shall be payable from and have recourse to all prepetition and post-petition property of the Debtors and their estates and all proceeds thereof (but excluding any Avoidance Actions (as defined in the Final Existing DIP Order), subject only to liens secured thereby and the Carve-Out. (c) Priority of Senior DIP Liens. Notwithstanding anything to the contrary herein or in the Final Existing DIP Order (including, without limitation, paragraph 16 thereof), the Senior DIP Liens shall be immediately senior in priority to the Existing DIP Liens. Accordingly, and for the avoidance of doubt, the Senior DIP Liens shall be junior only to the Carve-Out and those liens identified in paragraph 13(a) of the Existing Final DIP Order, and senior to all other liens. (d) Use of Proceeds. Notwithstanding anything to the contrary herein or in the Final Existing DIP Order (including paragraphs F(v)(iii) and 9 thereof), the proceeds of the Senior DIP Facility shall be used solely as provided in the Senior DIP Facility Agreement, including, to the extent provided therein, (i) to refinance in full the NM Term Loan Obligations outstanding under the Existing DIP Facility; (ii) to provide working capital and letters of credit (or cash collateralize Letters of Credit issued under the Letter of Credit Agreement and L/C Facility Order) from time to time to the extent set forth in the Approved Budget; (iii) for other general corporate purposes of the Debtors to the extent set forth in the Approved Budget; (iv) to pay fees, costs and expenses incurred in connection with the transactions contemplated by the Senior DIP Facility Documents and other administration costs incurred in connection with the Cases, in each case in a manner consistent with the Approved Budget (with respect to clauses (ii) through (iv) above), the Senior DIP Facility Agreement, and the terms and conditions contained herein.

9. Binding Effect of Interim Order. Immediately upon entry by the Court (notwithstanding any applicable law or rule to the contrary) of this Interim Order and Closing, the terms and provisions of this Interim Order and the Final Existing DIP Order (subject to the modifications set forth herein and the terms hereof), including the liens granted herein and therein shall become valid and binding upon and inure to the benefit of the Debtors, the DIP Secured Parties, the Prepetition Secured Parties (as defined in the Existing Final DIP Order), the Prepetition Receivables Facility Agent (as defined in the Existing Final DIP Order), all other creditors of the Debtors, the Official Committee of Unsecured Creditors (the “Committee”) or any other court appointed committee appointed in the Cases, the Office of the United States Trustee (the “U.S. Trustee”) and all other parties in interest and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in the Cases, any Successor Case (as defined in the Existing Final DIP Order), or upon dismissal of the Cases or any Successor Case. 10. Interim Order Controls. This Interim Order shall constitute this Court’s findings of fact and conclusions of law based upon the record of these Cases and the record developed at the Interim Hearing and shall upon its entry by this Court take effect and be fully enforceable. There shall be no stay of execution or effectiveness of this Interim Order, notwithstanding anything to the contrary in the Bankruptcy Rules or other applicable law; any applicable stay is hereby waived. In the event of any inconsistency between the terms and conditions of the Senior DIP Facility Documents and this Interim Order, the provisions of this Interim Order shall govern and control. In the event of any inconsistency between the terms and conditions of this Interim Order and the Existing Final DIP Order, this Interim Order shall govern and control.

11. Survival. The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered: (a) approving and sale of substantially all of the Debtors’ assets or confirming any plan of reorganization in the Cases; (b) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing the Cases or any Successor Case; or (d) pursuant to which the Court abstains from hearing the Cases or any Successor Case. The terms and provisions of this Interim Order, including the claims, liens, security interests and other protections granted to the Prepetition Secured Parties and the DIP Secured Parties pursuant to this Interim Order, the Final Existing DIP Order, the Existing DIP Facility Documents, the Senior DIP Facility Documents and/or the Prepetition Loan Documents (other than as modified hereby), notwithstanding the entry of any such order, shall continue in the Cases, in any Successor Case, or following dismissal of the Cases or any Successor Case, and shall maintain their priority as provided by this Finaf Order until all DIP A. Obligations and all Prepetition First Lien Obligations have been paid in full. 12. Final Hearing. The Final Hearing to consider entry of the Final Order and approval of the Senior DIP Facility on a final basis is scheduled for March 28 2018 at [2]:[00] [p].m. (ET) before the honorable Kevin J. Carey, United States Bankruptcy Judge, Courtroom 5, at the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801. 13. Notice of Final Hearing. Within three (3) Business Days of the date of entry of this Interim Order, the Debtors shall serve, by United States mail, first-class postage prepaid, a copy of the Motion and this Interim Order upon: (i) the Office of the United States Trustee for the District of Delaware; (ii) the United States Attorney for the District of Delaware; (iii) counsel each of to the Committee; (iv) counsel to the DIP Lenders; (v) counsel to Jefferies Finance LLC, as administrative agent under that certain Credit Agreement dated as of June 28, 2013; (vi) counsel to Wilmington Trust, National Association, as administrative agent under that certain Superpriority Senior Debtor-in-Possession Credit Agreement; (vii) U.S. Bank National Association, as agent under that certain Indenture dated as of November 19, 2013; (viii) counsel to the ad hoc group of Second Lien Noteholders; (ix) the Internal Revenue Service; (x) the Securities and Exchange Commission; and (xi) any party that has requested notice pursuant to Bankruptcy Rule 2002. 14. Objection Deadline. Objections, if any, to the relief sought in the Motion shall be in writing, shall set forth with particularity the grounds for such objections or other statement of position, shall be filed with the clerk of the Court, and personally served upon: (a) counsel to the Debtors and Debtors-in-Possession, (b) the U.S. Trustee; (c) counsel to the Official Committee of Unsecured Creditors; (d) counsel to the Existing DIP Lenders and Senior DIP Lenders; (e) counsel to the DIP Agent; (f) counsel to the Prepetition Second Lien Parties; and (g) counsel to the Prepetition Second Lien Trustee, so that such objections are filed with the Court and received by said parties on or before 4:00 p.m. (ET) on March 21, 2018 with respect to entry of the Final Order. 15. Retention of Jurisdiction. The Court shall retain jurisdiction to enforce this Interim Order according to its terms to the fullest extent permitted by applicable law. 2018 Wilmington, Delaware Dated: The Honorable Kevin J. Carey United States Bankruptcy Judge

EXHIBIT A Senior DIP Facility Term Sheet $100 Million Senior Secured Debtor-In-Possession Credit Facility Summary of Terms and Conditions Certain funds and accounts managed by Franklin Advisers, Inc. as the Backstop Party referred to below commit to provide $100 million in Senior DIP Loans (as defined below) under a Senior DIP Facility (as defined below) to be made available to Appvion, Inc., a Delaware corporation, on the terms and conditions set forth in this summary of terms and conditions (the “Senior DIP Facility Term Sheet”). This Senior DIP Facility Term Sheet does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Senior DIP Facility Documents (as defined below). Borrower: Appvion, Inc., a Delaware corporation (the “Company”), as a debtor and debtor- in-possession in a case (the “Company’s Case”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) currently being administered under Case No. 17-12082 (KJC) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Guarantors: The obligations of the Company under the Senior DIP Facility and all obligations of the Company, will be guaranteed by Paperweight Development Corp., a Wisconsin corporation (“Holdings”) and all of the Company’s direct and indirect wholly owned subsidiaries that currently are or are required to be guarantors under the Existing DIP Credit Agreement (as defined below) (collectively, the “Guarantors”), each of which is a debtor and a debtor-in- possession in cases (together with the Company’s Case, the “Cases”) under chapter 11 of the Bankruptcy Code filed contemporaneously and jointly administered with the Company’s Case. The Company and the Guarantors are referred to herein as “Loan Parties” or “Debtors” and each, a “Loan Party” or “Debtor”. PDC Capital Corporation and any foreign subsidiary (other than subsidiaries organized under the laws of Canada or any province thereof) are referred to herein as the “Excluded Entities”. For the avoidance of doubt, the Excluded Entities shall not constitute Loan Parties. The date of commencement of the Cases (October 1, 2017) is referred to herein as the “Petition Date”. Senior DIP The Senior DIP Lenders (collectively, the “Senior DIP Lenders”) under that Lenders: certain Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017 (as amended, modified and/or supplemented, the “Existing DIP Credit Agreement”), by and among the Loan Parties, the administrative agent party thereto, the arranger party thereto, and the Senior DIP Lenders party thereto.3 Backstop Party: Certain funds and accounts managed by Franklin Advisers, Inc. (collectively, the “Backstop Party” or “Majority Lender”). Senior DIP Agent: Wilmington Trust, N.A. as administrative agent for the Senior DIP Lenders (in such capacity, the “Senior DIP Agent”). Sole Lead PJT Partners LP (the “Arranger”). Arranger: Senior DIP A maximum amount of $100 million in the aggregate of Senior DIP Loans and Facility: other financial accommodations, plus PIK Interest (as defined in Annex A), as follows: Term Loan Facility: A senior secured superpriority non-amortizing U.S. dollar denominated term loan facility in an aggregate principal amount of up to $100 million (the “Senior DIP Facility”; the loans made thereunder, the “Senior DIP Loans”) plus PIK Interest. The Senior DIP Loans may be drawn in multiple installments, with up to $90 million of the Senior DIP Loans available upon entry of the Interim Order (as defined below) and the remaining $10 million available upon entry of the Final Order (as defined below), in each case, subject to the Approved Budget (as defined below) and minimum funding requirements consistent with the Existing DIP Facility. The Backstop Party will make reallocations of its commitment to fund the Senior DIP Loans to allow the Roll-Up Lenders, other than the Backstop Party, to acquire commitments between the date of the entry of the Interim Order and the date of the entry of the Final Order in proportion to their Applicable Percentages and otherwise on the terms and conditions set forth in the Senior DIP Facility Documents (as defined below) consistent with the process used for the reallocation of NM Commitments under the Existing DIP Facility. 3 Capitalized terms used herein without definition have the meanings given to them in the Existing DIP Credit Agreement.

Senior DIP “Senior DIP Obligations” means all advances to, and debts, liabilities, Obligations: obligations, covenants and duties of, any Loan Party arising under this Senior DIP Facility Term Sheet, any Senior DIP Loan Document (including the Secured Hedge Agreements) or otherwise with respect to any Senior DIP Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, PIK Interest and fees by or against any Loan Party or any Affiliate thereof that accrue after the commencement of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Notwithstanding the foregoing, Senior DIP Obligations shall not include any Excluded Hedge Obligations. Termination Date: Same as Existing DIP Facility (after giving effect to the Fourth Amendment). The Company shall pay the Senior DIP Obligations in full on the Termination Date. Use of Proceeds: For working capital and general corporate purposes of the Loan Parties and their subsidiaries consistent with the Budget, including to refinance in full in cash on the Closing Date (as defined below) the NM Term Loans outstanding under the Existing DIP Facility as of the date of the entry of the Interim Order, and to pay fees, costs and expenses incurred in connection with the transactions contemplated hereby and other administration costs incurred in connection with the Cases.

Senior DIP Facility The Senior DIP Facility will be documented in a credit and guarantee agreement Documents: and shall be secured pursuant to a collateral agreement. The documents referred to in the preceding sentence, together with this Senior DIP Facility Senior DIP Facility Term Sheet and the Interim Order and Final Order, are referred to as the “Senior DIP Facility Documents”. The Senior DIP Facility Documents shall reflect the terms and provisions set forth in this Senior DIP Facility Term Sheet and shall otherwise be substantially consistent with the documentation governing the Existing DIP Facility (the definitive documentation for the Existing DIP Facility (the “Existing DIP Facility Documents”), as modified in the manner set forth above, is referred to herein as the “Documentation Principles”). Interest Rates and As set forth on Annex A attached hereto. Fees: Optional Company may, upon at least 1 business day’s notice for Base Rate Loans and 3 Prepayments: business days’ notice for Eurodollar Rate Loans and at the end of any applicable interest period (or at other times with the payment of applicable breakage costs), prepay in full or in part, the Senior DIP Loans; provided that (a) any repayment or prepayment of all or any portion of the principal amount of the Senior DIP Loans, whether at maturity, upon acceleration, upon refinancing or replacement of the Senior DIP Loans or upon any optional or mandatory prepayment of the Senior DIP Loans, in each case shall be accompanied by an exit fee equal to 1.50% of the aggregate principal amount of such Senior DIP Loans so repaid or prepaid, as the case may be and (b) each such partial prepayment shall be in a minimum aggregate amount consistent with the Existing DIP Credit Agreement. Mandatory Same as Existing DIP Facility. Prepayments: Waterfall: All payments in respect of the Senior DIP Facility, whether from optional prepayments, mandatory prepayments, upon acceleration or otherwise, and whether or not an Event of Default has occurred, will be applied as follows: (i) First, ratably, to payment of fees, indemnities, expenses and other amounts payable to the Senior DIP Agent; (ii) Second, ratably, to payment of fees, indemnities, expenses, and other amounts (not otherwise addressed below) payable to the Senior DIP Lenders; (iii) Third, ratably, to the accrued interest and outstanding principal on the Senior DIP Loans; (iv) Fourth, ratably, to any remaining obligations under the Senior DIP Facility; and (v) Last, the balance, if any, after all of the obligations under the Senior DIP Facility have been paid in full, to the Company or as otherwise required by law.

Collateral/Priming The Obligations of the Company under the Senior DIP Facility and the Liens/Super Obligations of each Guarantor in respect of its guarantee of all of the foregoing, Priority shall, at all times: Administrative(a) pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to claim a us superpriority administrative expense claim status in the Case of such Loan Party :(the “DIP Superpriority Claims”), subject only to existing liens secured by the prepetition and post-petition property of the Debtors and their estates and all proceeds thereof (excluding any Avoidance Actions (as defined in the Final Existing DIP Order) and the Carve-Out; (b) pursuant to Section 364(c)(2) of the Bankruptcy Code, be secured by a perfected first priority security interest and lien on the Collateral securing the obligations under the Existing DIP Facility (the “DIP Collateral”) to the extent such Collateral is not subject to valid, perfected and non-avoidable liens permitted under the Existing DIP Loan Documents or Prepetition First Lien Credit Agreement as of the Petition Date, subject only to the Carve-Out; (c) subject to the immediately following clause (d), pursuant to Section 364(c)(3) of the Bankruptcy Code, be secured by a junior perfected security interest and lien on the DIP Collateral of each Loan Party, to the extent that such DIP Collateral is subject to Permitted Prior Senior Prepetition Liens and/or the liens of Domtar referenced in paragraph 14(c) of the Final Existing DIP Order, subject as to priority to such liens in favor of such third parties and the Carve-Out; and (d) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority priming security interest and lien on the Collateral of each Loan Party (the “Priming Liens”) to the extent that such Collateral is subject to existing liens that secure the obligations of the applicable Loan Party under (i) the Existing DIP Facility Documents and Final Existing DIP Order, (ii) the Prepetition First Lien Documents, or (iii) the Prepetition Second Lien Documents (the liens described in clauses (i) through (iii), collectively, the “Primed Liens”). The Priming Liens (x) shall be senior in all respects to the interests in such property of (i) the lenders under the Existing DIP Facility Documents and the other “secured parties” referred to therein (the “Existing DIP Credit Agreement Primed Parties”), (ii) the Prepetition First Lien Lenders under the Prepetition First Lien Documents and the other “secured parties” referred to therein (the “Prepetition First Lien Credit Agreement Primed Parties”), and (iii) the holders of Second Lien Notes and the other “secured parties” under the Prepetition Second Lien Documents and related security agreements (the “Second Lien Notes Primed Parties”), and (y) shall also be senior to any liens granted to provide adequate protection in respect of any of the Primed Liens. All of the liens described above shall be effective and perfected upon entry of the Interim Order. Carve-Out: Same as Existing DIP Facility and the Final Financing Order. Adequate Same as Existing DIP Facility and the Final Financing Order. Protection:

Conditions The initial extension of credit (the “Closing”; the date on which the Closing Precedent to the occurs, the “Closing Date”) under the Senior DIP Facility shall be subject to the Initial Extension of satisfaction (or waiver) of the following conditions precedent among others (and Credit: the conditions set forth under “Conditions Precedent to Each Senior DIP Loan” below): (i) The Senior DIP Lenders shall have received a copy of this Senior DIP Facility Term Sheet fully executed by each of the Loan Parties, the Senior DIP Agent and the Senior DIP Lenders. (ii) Not later than March 9, 2018 (or such later date as the Required Lenders may agree), the Required Lenders shall have received a signed copy of an order of the Bankruptcy Court in form and substance satisfactory to the Required Lenders (the “Interim Order”), authorizing and approving the making of the Senior DIP Loans in the amounts consistent with those set forth in the “DIP Facility” section above, and the granting of the superpriority claims and liens and other liens referred to above under the heading “Security and Priority”, which Interim Order shall not have been vacated, reversed, modified, amended or stayed. (iii) Not later than March 9, 2018 (or such later date as the Required Lenders may agree), the Bankruptcy Court shall have entered an order approving the Fourth Amendment, which order shall not have been vacated, reversed, modified, amended or stayed. (iv) Not later than March 9, 2018 (or such later date as the Required Lenders may agree), the Bankruptcy Court shall have entered the Bid Procedures Order (as defined below), which order shall not have been vacated, reversed, modified, amended or stayed. (v) No trustee or examiner having expanded powers shall have been appointed with respect to the Loan Parties, any of their subsidiaries or their respective properties. (vi) All reasonable and documented out-of-pocket costs, fees, expenses (including, without limitation, reasonable and documented attorneys’ and financial advisors’ fees and expenses) and other compensation contemplated by the Senior DIP Facility Documents or otherwise required to be paid to the Senior DIP Agent, the Arranger and the Senior DIP Lenders on or before the Closing shall have been paid. (vii) The Required Lenders shall have received and be reasonably satisfied with (i) monthly projections for the 12 months after the Closing Date, effective as of December 25, 2017, dated as of a date not more than 3 business days prior to the Closing Date and in a form customary for “DIP budgets”, and (ii) a cash flow forecast for the 13-week period ending after the Closing Date dated as of a date not more than 3 business days prior to the Closing Date (the “Approved Budget”).

(viii) The Required Lenders shall be satisfied in its reasonable judgment that there shall not occur as a result of, and after giving effect to, the initial extension of credit under the DIP Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Loan Parties’ or their respective subsidiaries’ material debt instruments and other material agreements which (i) in the case of the Loan Parties’ material debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder on a postpetition basis or (ii) in the case of any other subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). (ix) The Required Lenders shall have received customary closing deliverables consistent with the Existing DIP Credit Agreement as the Required Lenders may request. (x) There shall exist no unstayed action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Loan Parties) threatened in any court or before any arbitrator or governmental instrumentality (other than the Cases) that could reasonably be expected to have a Material Adverse Effect. The pendency of the Committee’s Standing Motion and filing of the Proposed Complaint, in substantially the form attached to the Committee’s Standing Motion, do not constitute Material Adverse Effects. (xi) All necessary governmental and third party consents and approvals necessary in connection with the DIP Facility and the transactions contemplated thereby shall have been obtained (without the imposition of any adverse conditions that are not reasonably acceptable to the Senior DIP Agent and the Required Lenders) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Senior DIP Agent and the Required Lenders that restrains, prevents or imposes materially adverse conditions upon the DIP Facility or the transactions contemplated thereby. (xii) Each Senior DIP Lender who has requested the same at least 5 business days prior to the Closing Date shall have received “know your customer” and similar information at least 2 business days prior to the Closing Date. (xiii) The collateral agent, for the benefit of the Senior DIP Lenders, shall have the valid and perfected liens pursuant to the Interim Order or Final Order on the security interests in the Collateral of the Loan Parties contemplated by the “Security and Priority” section above. (xiv) The NM Term Loans shall have been repaid (or substantially concurrently with Closing shall be repaid) to the extent provided under “Senior DIP Facility” above, and the Senior DIP Agent shall have received reasonably satisfactory evidence of the foregoing. Conditions Any extension of credit resulting in the aggregate principal amount of Senior Precedent to Senior DIP Loans made under the Senior DIP Facility exceeding $90 million shall be DIP Loan in Excess subject to the satisfaction (or waiver) of the following conditions precedent of $90 Million: among others (and the conditions set forth under “Conditions Precedent to the Initial Extension of Credit” above and “Conditions Precedent to Each Senior DIP Loan” below):

(i) The Senior DIP Facility Documents (x) shall reflect the terms and provisions set forth in this Senior DIP Facility Term Sheet and shall otherwise be consistent with the documentation governing the Existing DIP Credit Agreement, and (y) shall have been executed and delivered by each party thereto. (ii) Not later than March 29, 2018 (or such later date as the Required Lenders may agree), the Required Lenders shall have received a signed copy of the Final Order, which Final Order shall not have been vacated, reversed, modified, amended or stayed. “Final Order” means a final DIP order of the Bankruptcy Court authorizing the Senior DIP Facility in substantially the form of the Interim Order, with only such modifications as are satisfactory to the Required Lenders. (iii) The Senior DIP Agent shall have received customary closing deliverables consistent with the Existing DIP Credit Agreement not delivered at or prior to the Closing. (iv) The Senior DIP Agent shall have received (or, on a post-closing basis shall receive) endorsements (to the extent such endorsements can be delivered prior to Closing after the exercise of commercially reasonable efforts) naming the Senior DIP Agent, on behalf of the Senior DIP Lenders, as an additional insured and loss payee, as applicable, under all insurance policies required to be maintained with respect to the Collateral pursuant to the terms of the Senior DIP Facility Documents. Conditions On the funding date of each Senior DIP Loan, (i) immediately prior to, and after Precedent to Each giving effect to, such funding or issuance, there shall exist no default under the Loan: Senior DIP Facility Documents, (ii) the representations and warranties of the Loan Parties therein shall be true and correct in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects) immediately prior to, and after giving effect to, such funding or issuance, (iii) the making of such Senior DIP Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently, (iv) the making of such Senior DIP Loan shall not result in the aggregate outstandings under the Senior DIP Facility exceeding the amount authorized by the Interim Order or the Final Order, as applicable (excluding PIK Interest), and (v) the Interim Order or Final Order, as the case may be, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect. Representations Same as Existing DIP Facility, and Warranties: Affirmative Same as Existing DIP Facility, subject to the following addition: Covenants: (i) The Company and its subsidiaries shall obtain the prior written consent of the Required Lenders before entering into any agreement or modification of or supplement to any existing agreement with the United Steelworkers of America or any affiliate or representative thereof.

Case Milestones: The case milestones under Existing DIP Facility shall be replaced with the following: (i) The Loan Parties shall achieve each of the milestones set forth below in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Required Lenders (as defined below)): (a) Not later than February 7, 2018, the Debtors shall file with the Bankruptcy Court a motion for an order, in form and substance satisfactory to the Senior DIP Agent and the Required Lenders, approving the procedures for submission of competing bids with respect to the sale of substantially all assets of the Loan Parties (the “Sale” and such order, the “Bid Procedures Order”), which shall provide, among other things, that the Senior DIP Agent or its designee, which may include a new company to be formed or a sub-agent to be designated on behalf of the Secured Parties (the “Stalking Horse”), shall be the stalking horse bidder with respect thereto. (b) Not later than March 9, 2018, the Bankruptcy Court shall have entered the Bid Procedures Order. (c) Not later than April 23, 2018, if at least one qualified competing bid is received in addition to the Stalking Horse bid, an auction (“Auction”), shall be held to determine the winning bidder for the Sale (the “Winning Bidder”). (d) Not later than April 25, 2018, a hearing shall be held on approval of the Sale, and not later than April 26, 2018, the Bankruptcy Court shall enter an order, in form and substance satisfactory to the Senior DIP Agent and the Required Lenders (the “Sale Order”), approving the Sale to the Winning Bidder (with such order to provide for (a) the sale of the assets free and clear of liens, claims and liabilities other than those the Winning Bidder has expressly chosen to assume, (b) if the Winning Bidder is the Stalking Horse, repayment of the entire principal amount plus interest of the Senior DIP Loans at the closing of the Sale as provided by the Stalking Horse purchase agreement (unless otherwise agreed in accordance with the terms of the Senior DIP Facility Documents) and (c) if the Winning Bidder is not the Stalking Horse, repayment of the entire principal amount plus interest of the Senior DIP Loans and the Roll-Up Loans together with all other Senior DIP Obligations outstanding under the Senior DIP Facility Documents and the Existing DIP Facility Documents (unless otherwise agreed in accordance with the terms thereof); (e) Not later than May 30, 2018, the closing of the Sale shall occur, all obligations in respect to the Senior DIP Loans (including principal and interest thereon) shall be repaid in full in cash, and if the Winning Bidder is not the Stalking Horse, all obligations in respect of the Senior DIP Loans and the Roll-Up Loans (including principal and interest thereon) together with all other obligations outstanding under the Senior DIP Facility

Documents and the Existing DIP Facility Documents shall be repaid in full in cash. Negative Same as Existing DIP Facility. Covenants: Budget Compliance Same as Existing DIP Facility except that the obligations of the Loan Parties and Reporting: under Section 6.14(a) of the Existing DIP Credit Agreement are revised in connection with the Senior DIP Facility as follows: The Approved Budget shall be updated, modified or supplemented (with the consent and/or at the request of the Required Lenders) from time to time, but in any event not less than on a bi-weekly basis, and such update, modification or supplement shall be in form and detail consistent with the prior Approved Budget (with the delivery to the Senior DIP Agent being made on alternating Thursdays). Notwithstanding anything to the contrary, the Required Lenders may approve all, none or only a portion of such update, modification or supplement to the Approved Budget for any period covered by such update, modification or supplement as determined by the Required Lenders in their reasonable sole discretion; provided, however, once any period or any portion of an Approved Budget has been approved it may not later be rejected, modified or supplemented by the Required Lenders or Senior DIP Agent. Upon approval of each such update, modification or supplement to the Approved Budget or portion thereof by the Required Lenders in their reasonable sole discretion, the Approved Budget as so updated, modified or supplemented shall then become the Approved Budget for all purposes hereunder and under the Final DIP Order. No such update, modification or supplement to any Approved Budget or portion thereof shall be effective until so approved. Approval of such update, modification or supplement or portion thereof shall be evidenced by a writing delivered (which may be through electronic transmission) by the Required Lenders (which may be by their counsel or financial advisors on their behalves). In the event that any update, modification or supplement to any Approved Budget or portion thereof is not approved, the existing Approved Budget, without giving effect to such update, modification or supplement to the extent not approved, shall remain in effect. Each update, modification or supplement to an Approved Budget delivered to the Senior DIP Agent shall be accompanied by such supporting documentation as reasonably requested by the Senior DIP Lenders. The Borrower shall deliver to the Senior DIP Agent and PJT Partners LP on or before 11:59 p.m. (New York time) on Thursday of each week (unless such day is not a business day, in which event the next succeeding business day): (i) a compliance certificate, in form and substance satisfactory to the Senior DIP Agent and the Required Lenders, signed by a responsible officer certifying that no default or event of default has occurred and is continuing or, if such a default or event of default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) a consolidated accounts payable aging report as of the Friday of the prior week, (iii) a budget variance report, (iv) copies of any notices received in connection with the Second Lien Notes and (v) such other information as may be reasonably requested by the Senior DIP Agent or the Senior DIP Lenders. Each of the foregoing shall be in form and detail reasonably satisfactory to the Senior DIP Agent and the Required Lenders.

Financial Same as Existing DIP Facility. Covenants: Financial Same as Existing DIP Facility. Reporting Requirements: Other Reporting Same as Existing DIP Facility. Requirements: Events of Default: Same as Existing DIP Facility, provided that (i) the cure period for any default in the observance or performance of the covenant analogous to Section 6.14 (Approved Budget; Additional Reporting) of the Existing DIP Credit Agreement shall be five days and (ii) any default in the observance or performance of the two new covenants described under “Affirmative Covenants” or “Case Milestones” above shall constitute an immediate Event of Default. Expenses and The Company and each Guarantor shall jointly and severally pay or reimburse Indemnification: the Senior DIP Agent and the Senior DIP Lenders for all reasonable and documented out-of-pocket costs and expenses incurred by the Senior DIP Agent and the Backstop Party (including reasonable and documented fees and expenses of PJT Partners LP under the PJT Letter Agreement, O’Melveny & Myers LLP and Richards Layton & Finger, P.A.) in connection with (i) the preparation, negotiation and execution of the Senior DIP Facility Documents; (ii) the syndication and funding of the Senior DIP Loans; (iii) the creation, perfection or protection of the liens under the Senior DIP Facility Documents (including all search, filing and recording fees); and (iv) the on-going administration of the Senior DIP Facility Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto) and the Cases, in each case, subject to customary review periods. The Company and each Guarantor further agrees to jointly and severally pay or reimburse the Senior DIP Agent and each of the Senior DIP Lenders for all actual and documented out-of-pocket costs and expenses (including actual and documented fees and expenses of professional advisors to the Backstop Party (including PJT Partners LP under the PJT Letter Agreement, O’Melveny & Myers LLP, and Richards Layton & Finger, P.A.), incurred by the Senior DIP Agent or such Senior DIP Lenders in connection with (i) the enforcement of the Senior DIP Facility Documents; (ii) any refinancing or restructuring of the Senior DIP Facility in the nature of a “work-out”; and (iii) any legal proceeding relating to or arising out of the Senior DIP Facility or the other transactions contemplated by the Senior DIP Facility Documents, including the Cases, in each case, subject to customary review periods. The Senior DIP Facility Documents will contain customary indemnification provisions (including coverage of environmental liabilities) by the Company and each Guarantor (jointly and severally) in favor of the Senior DIP Agent, the Arranger, each Senior DIP Lender, and each of their respective affiliates and the respective officers, directors, employees, agents, advisors, attorneys and representatives of each of them, in each case consistent with the Existing DIP Credit Agreement and the PJT Letter Agreement.

Required Lenders: Senior DIP Lenders holding greater than 50.0% of the outstanding commitments and/or exposure under the Senior DIP Facility (the “Required Lenders”); provided that, upon the occurrence of an event of default, the Required Lenders under the Senior DIP Facility shall have the right to enforce remedies with respect to the Senior DIP Facility, subject to certain exceptions. Amendments: Required Lenders, except for amendments customarily requiring approval by affected Senior DIP Lenders. Exit Facility: The Senior DIP Loans shall be converted into an exit facility (the “Exit Facility”) for the Stalking Horse should the Stalking Horse become the Successful Bidder with a maturity date that shall be five (5) years after the closing of the Sale to the Stalking Horse and subject to other terms acceptable to the Required Lenders. The Exit Facility will be backstopped by the Backstop Party, and Senior DIP Lenders will have a pro rata opportunity to participate in proportion to their pro rata shares of the Senior DIP Loans. Amendment to On or prior to the Closing Date, the Loan Parties, the Required Lenders under Existing DIP Credit the Existing DIP Credit Agreement and the Senior DIP Agent under the Existing Agreement: DIP Credit Agreement shall enter into a fourth amendment to the Existing DIP Credit Agreement in form and substance acceptable to the parties thereto (the “Fourth Amendment”), which shall achieve the following: (i) modify Article VI and Article VIII thereof consistent with the provisions set forth in “Affirmative Covenants”, “Case Milestones”, “Budget Compliance and Reporting”, and “Events of Default”, (ii) the Required Lenders under the Existing DIP Credit Agreement shall waive any mandatory prepayment in excess of the outstanding obligations in respect of the NM Term Loans, (iii) the Required Lenders under the Existing DIP Credit Agreement shall waive defaults existing as a result of the Company’s failure to deliver an Approved Budget prior to the Closing Date and the resulting failure to comply with an Approved Budget, any default arising under Section 8.01(o)(vii) as a result of the Loan Parties filing a motion seeking the Bankruptcy Court’s approval of the sale of substantially all assets of the Loan Parties to the Stalking Horse on terms and conditions acceptable to the Required Lenders, any failure to comply with the Existing DIP Facility Documents solely as a result of the entry into the Senior DIP Facility Documents and the entry of the Interim Order or Final Order in connection therewith, and any failure to comply with reporting requirements in connection with the foregoing and (iv) the Exit Fee shall not be payable so long as the exit fee under the Senior DIP Facility is approved in the Final Order. Miscellaneous: The Senior DIP Facility Documents will include (i) waivers of consequential damages and jury trial, and (ii) agency, set-off and sharing language, in each case consistent with the Existing DIP Credit Agreement. Governing Law State of New York (and, to the extent applicable, the Bankruptcy Code). and Submission to Exclusive

Jurisdiction:

IN WITNESS WHEREOF, the parties hereto have caused this Senior DIP Facility Term Sheet to be executed as of the date first set forth above. COMPANY: APPVION, INC. By: Name: Title: HOLDINGS: PAPERWEIGHT DEVELOPMENT CORP. By: Name: Title: GUARANTORS: APPVION RECEIVABLES FUNDING I LLC By: Name: Title: APVN HOLDINGS LLC By: Name: Title: APPVION CANADA, LTD. By: Name: Title: FRANKLIN TEMPLETON SERIES II FUNDS - FRANKLIN UPPER TIER FLOATING RATE FUND - - CONFIDENTIAL CONFIDENTIAL CONFIDENTIAL

SENIOR DIP AGENT: WILMINGTON TRUST, NATIONAL ASSOCIATION By: ____________________________ Name: Title:- - - - - By: mar Franklin Advisers, Inc., its investment lager By: Name: Title:

SENIOR DIP AGENT: WILMINGTON TRUST, NATIONAL ASSOCIATION By: Name: Title: LENDERS: FRANKLIN INVESTORS SECURITIES TRUST—FRANKLIN FLOATING RATE DAILY ACCESS FUND FRANKLIN FLOATING RATE MASTER TRUST—FRANKLIN FLOATING RATE MASTER SERIES FRANKLIN TEMPLETON SERIES II FUNDS - FRANKLIN FLOATING RATE II FUND KANSAS PUBLIC EMPLOYEES RETIREMENT SYSTEM FRANKLIN FLOATING RATE MASTER TRUST—FRANKLIN LOWER TIER FLOATING RATE FUND FRANKLIN FLOATING RATE MASTER TRUST—FRANKLIN MIDDLE TIER FLOATING RATE FUND

CONFIDENTIAL ANNEX A $100 Million Senior Secured Debtor-In-Possession Credit Facility Interest Rates And Certain Fees Interest Rates: Loans will bear interest, at the option of the Company, at the same rates applicable to NM Term Loans under the Existing DIP Facility, provided that solely upon the written election of the Backstop Party (which may be terminated or revoked by the Backstop Party any time upon the occurrence of an Event of Default under the Senior DIP Facility Documents but no later than three (3) business days prior to the applicable interest payment date) substantially in a form acceptable to the Senior DIP Agent and delivered to the Company and the Senior DIP Agent at least five (5) business days prior to such interest payment date (a “PIK Election”), the interest payable to the Backstop Party on such interest payment date may be paid in kind by increasing the principal amount of the Senior DIP Loans in an amount equal to the accrued interest payable on such interest payment date (the “PIK Interest”). Default Interest: Same as Existing DIP Facility. Unused Same as Existing DIP Facility. Commitment Fee: Upfront Fee: The Company shall pay, for the account of each Senior DIP Lender in respect of the Senior DIP Facility, an upfront fee equal to 2.0% of such Senior DIP Lender’s pro rata share of the Incremental New Money Commitments, such fee earned to accrue interest beginning on the Closing Date and be due and payable on the Termination Date. The “Incremental New Money Commitments” means commitments to make Senior DIP Loans under the Senior DIP Facility in an aggregate equal to $15 million. Backstop Fee: The Company shall pay, for the account of the Backstop Party, a non-refundable backstop fee in the amount of 2.675% of the Applicable Percentages (as determined under the Existing DIP Credit Agreement) of all Roll-Up Lenders other than the Backstop Party and its affiliates of the Incremental New Money Commitment under the Senior DIP Facility, such fee earned to accrue interest beginning on the Closing Date and be and due and payable on the Termination Date. Arranger Fee: None. Exit Fee The Company shall pay, upon any repayment or prepayment of all or any portion of the principal amount of the Loans, whether at maturity, upon acceleration, upon refinancing or replacement of the Loans or upon any optional or mandatory prepayment of the Loans, an exit fee equal to 1.50% of the aggregate principal amount of such Loans so repaid or prepaid, as the case may be.

Senior DIP Agent For the account of the Senior DIP Agent, customary fees and expenses in amounts Fee: to be agreed.

Case 17-12082-KJC Doc 564-2 Filed 03/12/18 Page 1 of 3

**Appvion, Inc.**
**Revised DIP Budget (1) ***
**13 Weeks Ended May 20, 2018**
**As of March 1, 2018**

| Amounts in $000s | Note | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 | 11 | 12 | 13 | 13 Week Total |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Week Beg. Monday | | 2/26/2018 | 3/5/2018 | 3/12/2018 | 3/19/2018 | 3/26/2018 | 4/2/2018 | 4/9/2018 | 4/16/2018 | 4/23/2018 | 4/30/2018 | 5/7/2018 | 5/14/2018 | 5/21/2018 | |
| Week End. Sunday | | 3/4/2018 | 3/11/2018 | 3/18/2018 | 3/25/2018 | 4/1/2018 | 4/8/2018 | 4/15/2018 | 4/22/2018 | 4/29/2018 | 5/6/2018 | 5/13/2018 | 5/20/2018 | 5/27/2018 | |
| **Operating Receipts** | | | | | | | | | | | | | | | |
| Domestic Receipts | | $9,676 | $9,676 | $10,302 | $10,240 | $10,601 | $10,467 | $10,467 | $10,467 | $10,467 | $11,138 | $12,325 | $12,325 | $12,325 | $140,479 |
| International Receipts | | 2,166 | 2,166 | 2,166 | 2,166 | 2,166 | 2,846 | 2,846 | 2,846 | 2,846 | 2,803 | 2,803 | 2,803 | 2,803 | 33,429 |
| Other | | - | 1,296 | - | - | - | - | - | - | - | - | - | - | - | 1,296 |
| **Total Operating Receipts** | | 11,843 | 13,139 | 12,469 | 12,406 | 12,768 | 13,313 | 13,313 | 13,313 | 13,313 | 13,941 | 15,128 | 15,128 | 15,128 | 175,204 |
| **Operating Disbursements** | (2) | | | | | | | | | | | | | | |
| Payroll & Taxes | | (4,078) | - | (3,928) | - | (4,078) | - | (4,078) | - | (4,342) | - | (3,878) | - | (3,878) | (28,260) |
| Pension | (3) | - | - | - | - | - | - | - | - | - | - | - | - | - | - |
| Materials | | (6,529) | (6,735) | (8,055) | (7,146) | (7,401) | (8,509) | (9,246) | (7,700) | (8,241) | (7,987) | (8,051) | (7,497) | (7,583) | (100,679) |
| Repairs & Maintenance | (4) | (201) | (89) | (112) | - | (562) | (154) | (119) | (70) | (147) | (154) | (119) | (70) | (147) | (1,941) |
| Utilities | | (143) | (261) | (1,021) | (214) | (309) | (261) | (475) | (760) | (261) | (166) | (356) | (224) | (451) | (4,903) |
| Freight | | (714) | (670) | (734) | (711) | (690) | (857) | (845) | (706) | (898) | (857) | (845) | (706) | (898) | (10,132) |
| Insurance | (5) | (840) | (415) | (391) | (474) | (465) | (398) | (958) | (507) | (412) | (398) | (458) | (507) | (494) | (6,717) |
| IT & Professional Services | (6) | (77) | (87) | (62) | (22) | (307) | (223) | (60) | (50) | (49) | (223) | (60) | (50) | (49) | (1,316) |
| Customer Rebates | | (300) | (685) | (130) | (80) | (180) | (110) | (134) | (181) | (1,122) | (110) | - | (130) | (260) | (3,422) |
| Unclassified * | (7) | (1,003) | (880) | (589) | (882) | (1,136) | (1,233) | (1,163) | (1,430) | (982) | (1,293) | (1,363) | (1,430) | (1,614) | (14,798) |
| **Total Operating Disbursements** | | (13,883) | (9,822) | (15,023) | (9,529) | (15,126) | (11,745) | (17,078) | (11,403) | (16,454) | (11,187) | (14,931) | (10,613) | (15,374) | (172,169) |
| **Net Operating Cash Flow** | | (2,041) | 3,317 | (2,554) | 2,877 | (2,359) | 1,569 | (3,765) | 1,910 | (3,141) | 2,754 | 198 | 4,515 | (245) | 3,035 |
| **Non-Operating Cash Flow** | | | | | | | | | | | | | | | |
| Restructuring Professional Fees | (8) | (690) | (1,175) | (1,260) | (893) | (620) | (1,010) | (735) | - | (985) | (1,246) | (640) | (715) | (120) | (9,880) |
| KERP / KEIP | | - | - | - | - | - | - | - | - | - | - | - | - | - | - |
| CapEx | (9) | (310) | (303) | (374) | (374) | (374) | (682) | (607) | (682) | (607) | (344) | (344) | (440) | (440) | (5,918) |
| Cash Collateral and L/Cs | (10) | - | (2,700) | 2,600 | - | - | - | - | - | - | - | - | - | - | (100) |
| Interest / Fees | (11) | (1,731) | (372) | (408) | (96) | (1,746) | (48) | (88) | (11) | (1,627) | (48) | (13) | - | (1,611) | (7,820) |
| Other | | - | - | - | - | - | - | - | - | - | - | - | - | - | - |
| **Total Non-Operating Cash Flow** | | (2,587) | (4,550) | 557 | (1,364) | (2,740) | (1,740) | (1,430) | (693) | (3,218) | (1,638) | (996) | (1,155) | (2,171) | (23,717) |
| **Net Cash Flow before DIP** | | (4,621) | ($1,233) | ($1,997) | $1,513 | ($5,099) | ($171) | ($5,195) | $1,218 | ($6,359) | $1,116 | ($799) | $3,361 | ($2,416) | ($20,682) |
| Beginning Cash Balance | | $12,250 | $7,629 | $6,396 | $5,400 | $6,913 | $5,314 | $5,143 | $5,448 | $6,666 | $5,307 | $6,422 | $5,624 | $8,984 | $12,250 |
| Net Receipts / (Disbursements) | | (4,621) | (1,233) | (1,997) | 1,513 | (5,099) | (171) | (5,195) | 1,218 | (6,359) | 1,116 | (799) | 3,361 | (2,416) | (20,682) |
| Net Cash before Borrowing / (Repayments) | | 7,629 | 6,396 | 4,400 | 6,913 | 1,814 | 5,143 | (52) | 6,666 | 307 | 6,422 | 5,624 | 8,984 | 6,568 | (8,432) |
| Borrowing / (Repayments) | (12) | - | - | 1,000 | - | 3,500 | - | 5,500 | - | 5,000 | - | - | - | - | 15,000 |
| Ending Cash Balance | | $7,629 | $6,396 | $5,400 | $6,913 | $5,314 | $5,143 | $5,448 | $6,666 | $5,307 | $6,422 | $5,624 | $8,984 | $6,568 | $6,568 |
| Beginning DIP Loan Balance | | $80,000 | $80,000 | $80,000 | $81,000 | $81,000 | $84,500 | $84,500 | $90,000 | $90,000 | $95,000 | $95,000 | $95,000 | $95,000 | $80,000 |
| DIP Borrowing / (Repayments) | | - | - | 1,000 | - | 3,500 | - | 5,500 | - | 5,000 | - | - | - | - | 15,000 |
| Ending DIP Loan Balance | | $80,000 | $80,000 | $81,000 | $81,000 | $84,500 | $84,500 | $90,000 | $90,000 | $95,000 | $95,000 | $95,000 | $95,000 | $95,000 | $95,000 |
| Total Liquidity | | $12,629 | $26,396 | $24,400 | $25,913 | $20,814 | $20,643 | $15,448 | $16,666 | $10,307 | $11,422 | $10,624 | $13,984 | $11,568 | $11,568 |
| Less Minimum Operating Cash | | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) |
| Available Liquidity | (13) | $7,629 | $21,396 | $19,400 | $20,913 | $15,814 | $15,643 | $10,448 | $11,666 | $5,307 | $6,422 | $5,624 | $8,984 | $6,568 | $6,568 |

*The accompanying notes are an important part of this forecast

Case 17-12082-KJC Doc 564-2 Filed 03/12/18 Page 2 of 3

Appvion, Inc.
Revised DIP Budget (1) *
7 Months Ended December 31, 2018
As of March 1, 2018

| Amounts in $000s | Note | Jun 2018 | Jul 2018 | Aug 2018 | Sep 2018 | Oct 2018 | Nov 2018 | Dec 2018 | 7 Month Total |
|---|---|---|---|---|---|---|---|---|---|
| **Operating Cash Flow** | | | | | | | | | |
| Total Operating Receipts | | $68,183 | $61,241 | $54,457 | $63,924 | $57,750 | $56,301 | $61,311 | $423,166 |
| Total Operating Disbursements | (2) | (63,918) | (55,420) | (51,520) | (58,761) | (52,982) | (51,137) | (55,553) | (389,291) |
| **Net Operating Cash Flow** | | 4,265 | 5,821 | 2,938 | 5,162 | 4,768 | 5,164 | 5,757 | 33,875 |
| **Non-Operating Cash Flow** | | | | | | | | | |
| Restructuring Professional Fees | (8) | (4,285) | (2,811) | (1,375) | (4,100) | (2,811) | (1,375) | (4,336) | (21,094) |
| KERP / KEIP | | - | - | - | - | - | - | - | - |
| CapEx | (9) | (894) | (918) | (549) | (850) | (1,676) | (866) | (566) | (6,320) |
| Cash Collateral and L/Cs | (10) | - | - | - | - | - | - | - | - |
| Interest & Fees | (11) | (2,060) | (1,709) | (1,709) | (2,062) | (1,712) | (1,713) | (2,065) | (13,029) |
| Other | | - | - | - | - | - | - | - | - |
| **Total Non-Operating Cash Flow** | | (7,239) | (5,439) | (3,633) | (7,012) | (6,199) | (3,954) | (6,968) | (40,443) |
| **Net Cash Flow before DIP** | | ($2,974) | $382 | ($695) | ($1,850) | ($1,432) | $1,210 | ($1,210) | ($6,568) |
| Beginning Cash Balance | | $6,568 | $5,095 | $5,477 | $5,281 | $5,432 | $5,000 | $6,210 | $6,568 |
| Net Receipts / (Disbursements) | | (2,974) | 382 | (695) | (1,850) | (1,432) | 1,210 | (1,210) | (6,568) |
| Net Cash before Borrowing / (Repayments) | | 3,595 | 5,477 | 4,781 | 3,432 | 4,000 | 6,210 | 5,000 | 0 |
| Borrowing / (Repayments) | (12) | 1,500 | - | 500 | 2,000 | 1,000 | - | - | 5,000 |
| Ending Cash Balance | | $5,095 | $5,477 | $5,281 | $5,432 | $5,000 | $6,210 | $5,000 | $5,000 |
| Beginning DIP Loan Balance | | $95,000 | $96,500 | $96,500 | $97,000 | $99,000 | $100,000 | $100,000 | $95,000 |
| DIP Borrowing / (Repayments) | | 1,500 | - | 500 | 2,000 | 1,000 | - | - | 5,000 |
| Ending DIP Loan Balance | | $96,500 | $96,500 | $97,000 | $99,000 | $100,000 | $100,000 | $100,000 | $100,000 |
| Ending Liquidity | | $8,595 | $8,977 | $8,281 | $6,432 | $5,000 | $6,210 | $5,000 | $5,000 |
| Less Minimum Operating Cash | | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) | (5,000) |
| Available Liquidity | (13) | $3,595 | $3,977 | $3,281 | $1,432 | $0 | $1,210 | $0 | $0 |

*The accompanying notes are an important part of this forecast

Case 17-12082-KJC Doc 564-2 Filed 03/12/18 Page 3 of 3

Appvion, Inc.
Revised DIP Budget
As of March 1, 2018

**Notes**

(1) Forecast is prepared on a consolidated basis for domestic and foreign Debtors and non-Debtors and does not reflect an emergence from Chapter 11.

(2) Operating Disbursements include payments made on account of certain prepetition liabilities pursuant to first day relief (e.g., critical vendors, utilities etc.). Additionally, spend includes inventory build in 2018. Classification by category only reflects disbursements to the Company's largest 150 vendors. See note 7 below.

(3) The forecast excludes all pension funding in 2018, including all PIUMPF payments and SERP funding, but includes OPEB.

(4) Repairs & Maintenance excludes disbursements associated with the Spring Mill maintenance shutdown which was in process at the filing date. Amounts related thereto are included in CapEx (see note 10 below). For financial reporting purposes, such disbursements will be allocated between expenses and capital expenditures, as appropriate.

(5) Insurance includes amounts for employee-related group insurance (e.g. medical, dental, etc.) as well as general insurance (e.g. property, casualty, etc.) for the Company's operations. A $0.5M payment for a D&O tail policy is included in mid-April.

(6) IT & Professional Services includes amounts paid for server/software support and to ordinary course professionals.

(7) Unclassified includes disbursements to smaller vendors that are not individually tracked or analyzed on a weekly basis. These disbursements would fall into the various line item classifications above. See note 2 above.

(8) Restructuring Professional Fees includes anticipated payments to the retained professionals (and CRO) of the Debtors and UCC, as well as to legal and financial advisors to 1st Lien and 2nd Lien creditor groups, under the terms of such advisors' engagement letters and based on fee application timing. Forecast does not include any success fees that may be payable upon emergence from bankruptcy.

(9) CapEx includes "normal course" and special projects spend. Additionally, see note 4 above.

(10) Cash Collateral and L/Cs includes $0.1M of anticipated postpetition L/Cs.

(11) Interest & Fees includes: (1) interest payments on all rolled-up prepetition debt, assumed at a monthly LIBOR rate in 2018; (2) interest payments related to the DIP financing that is incremental to rolled-up prepetition debt, paid under the assumption of a monthly LIBOR term with approx. 88% of new money interest burden deferred as Payment-In-Kind; and (3) fees related to the DIP financing. DIP Loan Balances are reflective only of the incremental amount of financing.

(12) Borrowing/(Repayment) reflects the amount necessary to maintain a cash balance of at least $5 million.

(13) Available Liquidity represents cash balance above minimum of $5M plus undrawn DIP Loan. It is assumed that the DIP is upsized from $85M to $100M during March